Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference in the registration statements Nos. 333-212709 and 333-266495 on Form S-3 and in the registration statements Nos. 333-204785, 333-225714, and 333-257118 on Form S-8 of Evolent Health, Inc. of our report dated September 25, 2023, with respect to the combined financial statements of Magellan Specialty Health, which report appears in the Form 8-K/A of Evolent Health, Inc. dated September 26, 2023.

/s/ KPMG LLP

St. Louis, Missouri
September 26, 2023